UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 9, 2010

FORESTAR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746-5149

(Address of principal executive offices including Zip Code)
(512) 433-5200

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On February 9, 2010, the Management Development and Executive Compensation Committee of Forestar Group Inc. (the “Company”) determined that rather than adopt a separate supplemental incentive plan related solely to the successful completion in 2009 of significant transactions arising out of the Company’s previously-announced near-term initiatives to enhance shareholder value, it amended the existing annual cash incentive bonus program for 2009 as follows: (1) the financial impact of the Company’s previously-announced near-term strategic initiatives to enhance stockholder value will be included in calculating return of assets (“ROA”) for purposes of the incentive program; (2) the bonuses for executive officers will be paid one-third in cash and two-thirds in the form of a restricted stock award that vests one-third on each of the first three anniversaries of the date of grant; and (3) the Compensation Committee will have the discretion to increase or decrease bonuses to executive officers based on individual performance and contributions to the Company’s strategic initiatives. For a description of the other material terms of the Company’s annual incentive bonus program, see the description under “Executive Compensation — Compensation Discussion and Analysis — How is each element of compensation determined? — How are annual cash incentive bonuses determined?” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.
Dated: February 10, 2010	By:	/s/ David M. Grimm
		Name:	David M. Grimm
		Title:	Chief Administrative Officer, General Counsel and Secretary